Kenne Ruan, CPA, P.C.	Phone: (203) 824-0441 Fax: (203) 413-6486
40 Hemlock Hollow Road, Woodbridge, CT 06525	kruancpa@yahoo.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the filing documentation on Form 10 of Apex 7 Inc. of our report dated January 8, 2013, relating to the financial statements for the period from December 12 (inception) to December 31, 2012.

/s/ Kenne Ruan, CPA, P.C.

Woodbridge, Connecticut

January 8, 2013